                                                                      EXHIBIT 12

                           LONE STAR INDUSTRIES, INC.

         Statement Re Computation of Ratio of Earnings to Fixed Charges
                          (Dollar amounts in thousands)


                                                                                                  Successor Company


                                                                          For the             For the           For the Nine
                                                                        Year Ended          Year Ended          Months Ended
                                                                     December 31, 1996   December 31, 1995   December 31, 1994
                                                                     -----------------   -----------------   -----------------

Continuing Operations:

Earnings Available:

          Income (loss) before provision
                   for income taxes                                      $ 81,770            $ 53,376            $ 45,133

          Less:    Excess of earnings over dividends
                   of less than fifty percent owned
                   companies                                                    0              (2,978)               (674)

                   Capitalized interest                                    (1,325)               (262)               (168)

                                                                         --------            --------            --------
                                                                         $ 80,445            $ 50,136            $ 44,291
                                                                         ========            ========            ========
Fixed Charges:

          Interest expense (including capitalized
                   interest) and amortization of debt discount
                   and expenses                                          $  7,931            $  9,358            $  6,980

          Portion of rent expense representative of an
                   interest factor                                          1,079               1,636               1,631

                                                                         --------            --------            --------
Total Fixed Charges                                                         9,010              10,994               8,611

                                                                         --------            --------            --------
Total Earnings Available                                                 $ 89,455            $ 61,130            $ 52,902
                                                                         ========            ========            ========


Ratio of Earnings to Fixed Charges (1)                                       9.93                5.56                6.14
                                                                         ========            ========            ========

Earnings deficiency                                                      $      0            $      0            $      0
                                                                         ========            ========            ========



                                                                                              Predecessor Company

                                                                                                 For the Year
                                                                       For the Three           Ended December 31,
                                                                       Months Ended         ------------------------
                                                                      March 31, 1994          1993            1992
                                                                      --------------        --------        --------

Continuing Operations:

Earnings Available:

          Income (loss) before provision
                   for income taxes                                      $(3,170)           $  6,196        $(42,429)

          Less:    Excess of earnings over dividends
                   of less than fifty percent owned
                   companies                                                 (75)                  0            (294)

                   Capitalized interest                                      (38)               (195)           (196)

                                                                         -------            --------        --------
                                                                         $(3,283)           $  6,001        $(42,919)
                                                                         =======            ========        ========
Fixed Charges:

          Interest expense (including capitalized
                   interest) and amortization of debt discount
                   and expenses                                          $   271            $  1,832        $  2,406

          Portion of rent expense representative of an
                   interest factor                                           252               1,963           2,108

                                                                         -------            --------        --------
Total Fixed Charges                                                          523               3,795           4,514

                                                                         -------            --------        --------
Total Earnings Available                                                 $(2,760)           $  9,796        $(38,405)
                                                                         =======            ========        ========


Ratio of Earnings to Fixed Charges (1)                                     n/m                  2.58           n/m
                                                                         =======            ========        ========

Earnings deficiency                                                      $(3,283)           $      0        $(42,919)
                                                                         =======            ========        ========


(1) Any ratio with a value less than one is not meaningful to the exhibit, and therefore is not disclosed.